Exhibit 10.2

AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT WITH TANGIERS GLOBAL, LLC

DATED JANUARY 21, 2020

This Amendment (“Amendment”) is entered into and effective as of November 18, 2020 (the “Effective Date”) by and between Tauriga Sciences, Inc. (the “Company”) and Tangiers Global, LLC (“Tangiers”) in order to amend the Registration Rights Agreement entered into on January 21, 2020 by and between the Company and Tangier (“Registration Rights Agreement”), whereby the Company and Tangiers had agreed to the sale of up to $5,000,000 of the Company’s shares of Common Stock pursuant to the terms of an Investment Agreement entered into between the Parties on January 21, 2020, as well as the filing of a Form S-1 resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to the terms of the Registration Rights Agreement, which was filed and declared effective by the SEC on March 16, 2020 registering up to 76,000,000 shares of the Company’s Common Stock. The Company and the Holder are each a “Party” to this Amendment and are sometimes collectively referred to as the “Parties”.

Any capitalized terms not defined herein shall have the meaning ascribed to it in the Registration Rights Agreement.

May it be known that the undersigned Parties, for good and valuable consideration, do hereby agree to the following changes to the Registration Rights Agreement, which are outlined herein.

These changes are accepted and agreed and shall be valid as if they were included in the original Registration Rights Agreement on the date of its original entry.

1.	Recitals. The first recital of the Registration Rights Agreement shall be deleted in its entirety and hereby be replaced in its entirety as set forth in this Amendment as follows, and that such deletion is effective as of initial entry in the Registration Rights Agreement as if such deletion and replacement of the applicable definition and terms were made to the original execution copy of the Registration Rights Agreement when entered: “WHEREAS, pursuant to the Investment Agreement entered into by and between the Company and the Investor of this even date (the “Investment Agreement”), the Company has agreed to issue and sell to the Investor an indeterminate number of shares of the Company’s common stock, par value of $.00001 per share (the “Common Stock”), up to an aggregate purchase price of Three Million Dollars ($3,000,000);”

2.	Section 2.1. Section 2.1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following, and that such deletion is effective as of initial entry in the Registration Rights Agreement as if such deletion and replacement of the applicable definitions and terms were made to the original execution copy of the Registration Rights Agreement when entered: “The Company shall use its best efforts to, within ninety (90) days of the Execution Date file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of up to $3,000,000 of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale 43,000,000 shares of Registrable Securities, except to the extent that the SEC may require such share amount to be reduced as a condition of effectiveness.”

The Parties hereto agree and acknowledge that no other terms or conditions of the Registration Rights Agreement shall be amended as a result of this Amendment.

Please indicate acceptance and approval of this Amendment dated November 18, 2020 by signing below:

Tauriga Sciences, Inc.		Tangiers Global, LLC

By:	Seth M. Shaw	By:

Its:	Chief Executive Officer	Its: